SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 Form 8-K/A

                               Amendment No. 1

                               CURRENT REPORT

                   Pursuant to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934

Date of Report (date of earliest event reported)    November 8, 1993
                                                    ----------------

                      CINCINNATI MILACRON INC.
- ---------------------------------------------------------------------------
          (Exact name of registrant as specified in charter)


           Delaware                 1-8475              31-1062125
- ----------------------------     ----------------    -------------------
(State or other jurisdiction     (Commission File    (I.R.S. Employer
     of incorporation)             Number)           Identification No.)


 4701 Marburg Avenue, Cincinnati, Ohio                    45209
- ----------------------------------------        ------------------------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code      (513) 841-8100
                                                    --------------------

                                NONE
- ------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 8, 1993 (the "Closing Date"), pursuant to the Purchase Agreement dated as of November 2, 1993, as amended by the Notarial Deed dated November 8, 1993 (together with a related document listed below as Exhibit 2.3, the "Purchase Agreement"), Cincinnati Milacron Inc. (the "Registrant") acquired 100% of the outstanding capital stock (the "Stock") of FM Maschinenbau GmbH ("Newco") consisting of the Ferromatik plastics injection molding business, including product lines, plant and distribution network (the "Ferromatik Business") of Klockner Ferromatik Desma GmbH (the "Seller") and certain related assets and liabilities. A copy or the Purchase Agreement is filed herewith as Exhibits 2.1 through 2.3 and reference is made thereto for the complete terms and conditions thereof. The total purchase price, including assumed debt of approximately 10,600,000 DM, is approximately 93,420,000 DM (approximately $55,600,000 using the exchange rate of $1=1.68 DM in effect on the Closing Date). On the Closing Date, 82,070,000 DM of the purchase price was paid by the registrant to the Seller and 750,000 DM was held back pending the completion of certain transactions and transfers specified in the Purchase Agreement. The amount of the purchase price paid on the Closing Date was based upon estimates of the amount of assets and liabilities of Newco and the certain related assets and liabilities on the Closing Date, and is subject to adjustment as set forth in the Purchase Agreement. The Registrant obtained the purchase price through or in connection with an amendment to its revolving credit facility with its existing bank group, which was amended prior to the Closing Date to increase the Total Revolving Loan Commitment from $75,000,000 to $130,000,000 (a copy of Amendment Number One dated as of October 26, 1993 to the Amended and Restated Revolving Credit Agreement dated as of January 28, 1993 and amended and restated as of July 20, 1993, is filed herewith as Exhibit 99.1 and reference is made thereto for the complete terms and conditions thereof (including the identity of the parties thereto)). $30,000,000 of the Total Revolving Loan Commitment was drawn in connection with the acquisition.

No material relationship exists between the Seller and the Registrant or any of its affiliates, directors or officers, or any associate of any such directors or officers.

The Ferromatik Business as transferred to Newco on the Closing Date is one of the world's leading producers of injection molding machines and is recognized for its high-end technology including multi-color machines, multi-component systems and other specialty applications. Following the Closing Date, the Registrant intends to operate Newco as a wholly-owned subsidiary of the Registrant and to have Newco continue to use a majority of the plant, equipment and other physical property of the Ferromatik Business for substantially the same uses for which they were used prior to the Closing Date.

Press Releases of the Registrant dated November 2, 1993, announcing the acquisition described above and 1993 third quarter earnings data are filed herewith as Exhibit 99.2 and 99.3, respectively, and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of business acquired

      The following financial statements of the Malterdingen Plastics Machinery Division of Kloeckner Ferromatik Desma GmbH are filed herewith as Item 7(a):

      Report of Independent Auditors
      Combined Statements of Net Assets as of September 30, 1993
            and 1992
      Combined Statements of Operations for the years ended
            September 30, 1993 and 1992
      Combined Statements of Cash Flows for the years ended
            September 30, 1993 and 1992
      Notes to Combined Financial Statements

(b)   Pro forma financial information

      The Pro Forma Consolidated Balance Sheet as of October 9, 1993 and the related Pro Forma Consolidated Statements of Earnings for the fiscal year ending January 2, 1993 and the 40 weeks ended October 9, 1993 reflecting, on a pro forma basis, the acquisition of the Malterdingen Plastics Machinery Division of Kloeckner Ferromatik Desma GmbH are filed herewith as Item 7(b)

ITEM 7(a)

                        COMBINED FINANCIAL STATEMENTS


                  MALTERDINGEN PLASTICS MACHINERY DIVISION
                                     OF
                       KLOECKNER FERROMATIK DESMA GMBH
                 SUBJECT TO THE PURCHASE AND SALE AGREEMENT
         BETWEEN KLOECKNER FERROMATIK DESMA GMBH, KLOECKNER-WERKE AG
                                     AND
                          CINCINNATI MILACRON INC.

                   YEARS ENDED SEPTEMBER 30, 1993 AND 1992

                     WITH REPORT OF INDEPENDENT AUDITORS



                  MALTERDINGEN PLASTICS MACHINERY DIVISION
                                     OF
                       KLOECKNER FERROMATIK DESMA GMBH
                 SUBJECT TO THE PURCHASE AND SALE AGREEMENT
         BETWEEN KLOECKNER FERROMATIK DESMA GMBH, KLOECKNER-WERKE AG
                                     AND
                          CINCINNATI MILACRON INC.



                        Combined Financial Statements

                   Years Ended September 30, 1993 and 1992


                                  CONTENTS


                                                            Page
                                                            ----

Report of Independent Auditors                               3


Combined Financial Statements:

  Combined statements of net assets                          4

  Combined statements of operations                          5

  Combined statements of cash flows                          6

  Notes to combined financial statements                    7-24


                       REPORT OF INDEPENDENT AUDITORS


To the Board of Directors
Cincinnati Milacron Inc.

We have audited the accompanying combined statements of net assets of the Malterdingen Plastics Machinery Division of Kloeckner Ferromatik Desma GmbH (the "Acquired Business", see
Note 1) subject to the Purchase and Sale Agreement between Kloeckner Ferromatik Desma GmbH, Kloeckner-Werke AG and Cincinnati Milacron Inc. as of September 30, 1993 and 1992, and the related combined statements of operations, and cash flows for the years then ended. These financial statements are the responsibility of the Acquired Business' Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Germany and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined net assets of the Acquired Business as of September 30, 1993 and 1992, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in Germany.

Generally accepted accounting principles in Germany vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the results of operations for the years ended September 30, 1993 and 1992, and net assets as of September 30, 1993 and 1992, to the extent summarized in Note 3 to the combined financial statements.

Duesseldorf                   BDO BINDER GMBH
December 10, 1993             Wirtschaftspruefungsgesellschaft



                                Dr. G. Kaulen               J. Rolls
                              Wirtschaftspruefer        Certified Public
                                                            Accountant


                  MALTERDINGEN PLASTICS MACHINERY DIVISION
                                     OF
                       KLOECKNER FERROMATIK DESMA GMBH
                 SUBJECT TO THE PURCHASE AND SALE AGREEMENT
         BETWEEN KLOECKNER FERROMATIK DESMA GMBH, KLOECKNER-WERKE AG
                                     AND
                          CINCINNATI MILACRON INC.

                      Combined Statements of Net Assets
                              (DM in thousands)

September 30,                                          1993        1992
                                                       ----        ----
ASSETS                                    Note
                                          ----
Non-current assets:
Intangible assets                           4            645         947
Fixed assets                                5         30,094      35,648
Financial assets                            6          1,476       1,470
                                                      ------      ------
      Total non-current assets                        32,215      38,065
                                                      ------      ------

Current assets:
Inventories                                 7         50,230      56,978
Less payments received on orders                       1,377       1,101
                                                      ------      ------
                                                      48,853      55,877
Receivables                                 8         35,345      42,139
Other assets                                           1,949       2,140
Cash                                                   3,262       2,158
                                                      ------      ------
      Total current assets                            89,409     102,314
Prepaid expenses                                         657         769
                                                      ------      ------

      Total assets                                  122,281      141,148
                                                    -------      -------
LIABILITIES
Accruals:
Accruals for pensions and similar
  obligations                               9         11,991      11,127
Tax accruals                               10            356         134
Other accruals                             11         21,330      19,779
                                                      ------      ------
                                                      33,677      31,040
                                                      ------      ------
Liabilities:                               12
Bank borrowings                                       19,247      26,759
Customer deposits                                      1,840       2,860
Trade payables                                         9,683       4,623
Bills of exchange                                      1,390       1,497
Payable to related entities                            5,624       7,538
Other liabilities                                      5,612       5,888
                                                      ------      ------
                                                      43,396      49,165
                                                      ------      ------
      Total liabilities                               77,073      80,205
                                                      ------      ------

      Net Assets                           13         45,208      60,943
                                                      ======      ======


                 See notes to combined financial statements.



                  MALTERDINGEN PLASTICS MACHINERY DIVISION
                                     OF
                       KLOECKNER FERROMATIK DESMA GMBH
                 SUBJECT TO THE PURCHASE AND SALE AGREEMENT
         BETWEEN KLOECKNER FERROMATIK DESMA GMBH, KLOECKNER-WERKE AG
                                     AND
                          CINCINNATI MILACRON INC.

                      Combined Statements of Operations
                              (DM in thousands)

Year Ended September 30,                                1993        1992
                                                        ----        ----
                                          Note
                                          ----
Sales                                     17          152,645     233,145
Decrease in inventories                                 3,827      18,794
                                                      -------     -------
      Total output                                    148,818     214,351

Other operating income                    18            5,298       6,342
Cost of materials and services            16           75,394     117,194
Personnel expenses                        20           60,922      71,530
Depreciation and amortization            4-6            7,049       8,172
Other operating expenses                  21           25,651      28,908
                                                      -------     -------
      Operating loss                                   14,900       5,111

Minority interest in equity of
  associated entities                                     483         369
Interest expense, net                     22            2,863       5,047
                                                      -------     -------

Results from ordinary business
  activities                                           17,280       9,789

Income taxes                                                1         110
Other taxes                                               878       1,273
                                                      -------     -------

      Net loss                                         18,159      11,172
                                                      =======     =======


               See notes to the combined financial statements.



                  MALTERDINGEN PLASTICS MACHINERY DIVISION
                                     OF
                       KLOECKNER FERROMATIK DESMA GMBH
                 SUBJECT TO THE PURCHASE AND SALE AGREEMENT
         BETWEEN KLOECKNER FERROMATIK DESMA GMBH, KLOECKNER-WERKE AG
                                     AND
                          CINCINNATI MILACRON INC.

                      Combined Statements of Cash Flows
                              (DM in thousands)

Year Ended September 30,                               1993        1992
                                                       ----        ----

Cash flows from operating
  activities:
Net loss                                              18,159      11,172
Adjustments to reconcile net loss
  to net cash provided by
  operating activities:
  Depreciation and amortization                        7,049       8,172
Increase in provisions                                   896       1,429
Changes in assets and liabilities:
  Inventories                                          7,024      27,082
  Receivables                                          6,984      13,193
  Accounts payable and other
    operating liabilities                              3,516      (7,682)
Other operating assets                                    (6)       (372)
                                                      -------     ------
Cash provided by operating
  activities                                           7,304      30,650
                                                      ------      ------

Cash flows from investing
  activities:
Purchase of fixed assets                              (1,835)     (5,962)
Disposals of fixed assets                                648         553
                                                      ------      ------
Cash used for investing activities                    (1,187)     (5,409)
                                                      ------      ------

Cash flows from financing
  activities:
Proceeds from bank borrowings                          8,487       1,771
Repayments of bank borrowings                        (15,998)    (13,238)
Transfers from (to) Kloeckner, net                     2,543     (16,604)
Other, net                                               (45)      1,367
                                                      ------      ------
Cash used for financing activities                    (5,013)    (26,704)
                                                      ------      ------

Net increase (decrease) in cash                        1,104      (1,463)
Cash at beginning of year                              2,158       3,621
                                                      ------      ------
Cash at end of year                                    3,262       2,158
                                                      ======      ======


                 See notes to combined financial statements.




                  MALTERDINGEN PLASTICS MACHINERY DIVISION
                                     OF
                       KLOECKNER FERROMATIK DESMA GMBH
                 SUBJECT TO THE PURCHASE AND SALE AGREEMENT
         BETWEEN KLOECKNER FERROMATIK DESMA GMBH, KLOECKNER-WERKE AG
                                     AND
                          CINCINNATI MILACRON INC.

                   Years Ended September 30, 1993 and 1992

                   Notes to Combined Financial Statements


1. PURCHASE AND SALE OF THE ACQUIRED BUSINESS

On November 3, 1993, a Purchase and Sale Agreement ("the Agreement") was entered into between Kloeckner Ferromatik Desma GmbH ("Ferromatik"), Kloeckner-Werke AG ("Kloeckner"), both of which are German companies, and Cincinnati Milacron Inc. ("Milacron"), a United States company. Ferromatik and Kloeckner agreed to sell to Milacron the Malterdingen Division of Ferromatik and certain Ferromatik foreign sales and service subsidiaries, collectively referred to hereafter as the "Acquired Business", and the related assets, liabilities and shareholdings as specified in the Agreement.

The Agreement specifies that, effective October 1, 1993, Ferromatik is to contribute most elements of the Acquired Business to a wholly-owned subsidiary, FM Maschinenbau GmbH, which has since been renamed Ferromatik Milacron GmbH, ("FM"). The shares of FM were transferred to Milacron on November 8, 1993; however, not all of the transactions as specified in the Agreement have been completed.

The Acquired Business includes the design, manufacture, production, reconditioning, rebuilding, sale or distribution of
1) hydraulic thermoplastic injection molding machines with a clamping force up to 450 metric tons, and 2) any electrical thermoplastic injection molding machines, and 3) certain other machinery specified in the Agreement. They operate in one segment, plastics machinery, but the machines are used in a wide variety of industries.


2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Acquired Business have been prepared in accordance with the Deutsches Handelsgesetzbuch (the "German Commercial Code"), which represents generally accepted accounting principles in Germany ("German GAAP") using the significant accounting policies described hereunder. German GAAP varies in certain significant respects from generally accepted accounting principles in the United States ("US GAAP"). See Note 3 for a discussion of the significant difference between German GAAP and US GAAP.

The accounting principles and valuation methods of the Acquired
Business have been consistently applied for both years presented.

ALL AMOUNTS HEREIN ARE SHOWN IN THOUSANDS OF DEUTSCHE MARKS
("DM").

Principles of Combination - The entities included in the accompanying combined financial statements and the related equity ownership interest of the Acquired Business at September 30, 1993 are as follows:

Name                                 City/Country              Ownership %
- ----                                 ------------              -----------
Kloeckner Ferromatik Desma
  GmbH-Malterdingen Division        Malterdingen/Germany                100

FM Maschinenbau GmbH                Malterdingen/Germany                100

Kloeckner Ferromatik
   France S.A.                      Maurepas/France                     100

Kloeckner Ferromatik
   Benelux B.V.                     Zeist/The Netherlands               100

Kloeckner Ferromatik
   Desma S.A.                       Barcelona/Spain                     100

Kloeckner Ferromatik
   Desma Ltd.                       Chesterfield/England                100

KFD Sales and Service, Inc.         Erlanger, Kentucky/USA              100

Kloeckner Ferromatik AG             Huenenberg/Switzerland               49

Kloeckner Ferromatik
   Desma A/S                        Copenhagen/Denmark                   26

Kloeckner Ferromatik
   Desma C.A.                       Caracas/Venezuela                    26



FM was incorporated in fiscal year 1993. The ownership interest in Kloeckner Ferromatik Desma C.A. at September 30, 1992 was
100%.

For all of the above listed entities, in which the Acquired Business has more than a 50% equity ownership interest (the "affiliated entities"), the full consolidation method has been used. The Agreement specifies that Milacron will purchase one third of the net book value of KFD Sales and Service, Inc. ("KFD Inc."). Accordingly, one third of the assets, liabilities and operations of KFD Inc. have been combined using the full consolidation method. All material affiliated entity accounts and transactions have been eliminated in combination.

Entities in which the Acquired Business has a 20% to 50% equity interest (the "associated entities") have been combined using the equity method.

Foreign Currency Translation - The foreign currency amounts representing foreign affiliated or associated entities in the combined statements of net assets have been translated into DM at the fiscal year-end exchange rates. Amounts in the combined statements of operations have been translated into DM using the average exchange rates for the periods involved. Translation gains or losses are included in net assets.

Intangible Assets - Intangible assets consist solely of purchased computer software. Amortization is provided using the straight-line method over five years.

Financial Assets - Financial assets consist primarily of investments in the proportional equity of associated entities.

Fixed Assets - Fixed assets are valued at acquisition cost.
Depreciation is provided using the straight-line method over the assets' useful lives as follows:


            Buildings -                         20 - 50     years
            Site improvements -                 10 - 20     years
            Technical facilities
                  and machinery -                5 - 20     years
            Facilities, factory
                  and office equipment -         5 - 25     years
            Transportation
                  equipment -                         4     years

Depreciation on additions during the first and second half of the year are calculated using full or half-year rates, respectively.
Low cost additions are expensed in the year of acquisition.

Inventories - Raw materials, manufacturing supplies and goods purchased for resale are valued at the lower of cost, determined on an average or first-in, first-out method, or market. Finished goods are valued at the lower of manufacturing cost, determined on an average or first-in, first-out method, or net realizable value and comprise direct material and labor and applicable manufacturing overheads including depreciation charges. Obsolescence provisions are made to the extent that inventory risks are determinable.

Trade Accounts Receivable - Receivables are presented net of allowances for doubtful accounts. Allowances are provided for both the specific and general risks inherent in receivables. The Acquired Business evaluates the credit worthiness of each customer, but it does not normally require its trade accounts receivable to be collateralized.

Income Taxes - Deferred taxes result from temporary differences in the basis of assets and liabilities for tax and financial reporting purposes and apply primarily to KFD Inc. The other entities comprising the Acquired Business maintain substantially the same tax and financial reporting bases for assets and liabilities.

Pension Obligations - Accruals and provisions for pensions and similar obligations are actuarially determined and are based on discounted amounts.

Liabilities - Liabilities are presented at their repayment amounts.

Other Accruals - Accruals for employee termination indemnity are based on contractual agreements between management and the Workers' Council. Accruals and provisions for estimated costs related to product warranty are made at the time the products are sold. Provisions for losses on open sales contracts are made based on the estimated excess of direct costs over the contract price.

Revenue Recognition - Revenue is recognized when title passes or services are rendered, net of discounts and rebates granted.

Foreign Currency Transactions - Foreign currency receivables and payables are recorded at historical rates unless using the exchange rate at the fiscal year-end would result in an unrealized foreign currency exchange loss. This results in unrealized losses being recognized currently and unrealized gains being deferred until they are realized. Unrealized gains on foreign exchange forward contracts are deferred and recognized as part of the specific transaction hedged, but unrealized losses are recognized currently.

Total Cost Method - The statements of operations have been presented using the total cost (or type of expenditure) method which is the most common German GAAP method in use. In this format, production and all other expenses incurred during the period are classified by type of expense. Sales for the period, and the net decrease in finished goods and work in process are classified as Total Output.

3. SIGNIFICANT DIFFERENCE BETWEEN GERMAN GAAP AND US GAAP

The combined financial statements of the Acquired Business comply with German GAAP as prescribed by the German Commercial Code, which differs in certain significant respects from US GAAP. The significant difference which affects the combined net loss and combined net assets of the Acquired Business is as follows:

Pensions - The Acquired Business provides for pension costs based on actuarial studies using the entry age method as defined in the German tax code. US GAAP, as defined by SFAS No. 87, "Employers' Accounting for Pensions", is more prescriptive, particularly as to the use of actuarial assumptions, and requires that a different actuarial method (the projected unit credit method) be used.

Reconciliation to US GAAP - The following is a summary of the significant adjustments to net loss for the years ended September
30, 1993 and 1992 and to net assets as of September 30, 1993 and
1992, which would be required if US GAAP had been applied instead of German GAAP.
                                          Note       1993          1992
                                          ----       ----          ----
Net loss as reported in the
  combined statements of opera-
  tions under German GAAP                            18,159       11,172

Adjustment required to conform
  with US GAAP - Pensions                   9          (552)          (9)
                                                     ------       ------

NET LOSS IN ACCORDANCE WITH US GAAP                  17,607       11,163
                                                     ======       ======
Net assets as reported in the
  combined statements of net
  assets under German GAAP                           45,208       60,943

Adjustment required to conform
with US GAAP - Pensions                     9           406          132
                                                     ------       ------

NET ASSETS IN ACCORDANCE WITH US GAAP                45,614       61,075
                                                     ======       ======

New US accounting standards - not yet adopted

SFAS No. 109 - "Accounting for Income Taxes" establishes an accounting standard whereby deferred taxes are provided for all temporary differences using the liability method based on enacted rates. This Statement was issued in February 1992 and is effective for fiscal years beginning after December 15, 1992.

SFAS No. 112 - "Employers' Accounting for Postemployment Benefits" establishes an accounting standard for employers who provide benefits to former or inactive employees after employment but before retirement. The Statement was issued in November 1992 and is effective for fiscal years beginning after December 15, 1993.

The Acquired Business has not yet addressed the impact of the above Statements on its combined net assets or combined results of operations and has not yet determined the period in which SFAS
No. 112 will be adopted.


4. INTANGIBLE ASSETS

                                                     1993         1992
                                                     ----         ----
Balance at beginning of year                         1,920        2,674
Additions                                               89          267
Reclassifications                                                  (140)
Disposals                                                          (882)
                                                     -----        -----
Balance at end of year                               2,009        1,919
Accumulated amortization                             1,364          972
                                                     -----        -----
Net Book Value                                         645          947
                                                     =====        =====

Amortization for the year                              391        1,199
                                                     =====        =====


5. FIXED ASSETS

                                                     Other
                                                   equipment    Advance
                                      Technical    factory      payments
                                      equipment      and          and
                        Land and          and       office    construction
                       buildings      machinery   equipment   in progress   Total
                       ---------      ---------   ---------   -----------   -----
Balance at
  October 1, 1991        20,636         16,751      23,357           999     61,743
Additions                    71          2,307       2,441           506      5,325
Reclassifications            60            917         140          (977)       140
Disposals                                  401       1,001                    1,402
Translation                 (213)          (14)       (339)                    (566)
                          ------        ------      ------           ---     ------
                          20,554        19,560      24,598           528     65,240
Accumulated
  depreciation             4,044        10,254      15,294                   29,592
                          ------        ------      ------           ---     ------

Net Book Value at
  September 30, 1992      16,510         9,306       9,304           528     35,648
                          ======         =====       =====           ===     ======
Depreciation for
  the year                 1,134         1,863       3,976                    6,973
                          ======         =====       =====                   ======

Balance at
  October 1, 1992        20,554         19,560      24,598           528     65,240
Additions                    27            588       1,084                    1,699
Reclassifications           216            287          25          (528)
Disposals                                1,402       1,019                    2,421
Translation                 (54)             8           3                      (43)
                          ------        ------      ------           ---     ------
                          20,743        19,041      24,691                   64,475
Accumulated
  depreciation             5,170        11,092      18,119                   34,381
                          ------        ------      ------           ---     ------
Net Book Value at
  September 30, 1993      15,573         7,949       6,572                    30,094
                          ======         =====       =====           ===      ======

Depreciation for
  the year                1,132          1,915       3,609                     6,656
                          =====          =====       =====           ===       =====



6. FINANCIAL ASSETS

                               Investments
                                  in
                               associated        Long-term
                                entities        receivables       Total
                               -----------      -----------       -----
Balance at
  October 1, 1991                 1,292             360           1,652
Additions                           369              44             413
Disposals                           402             169             571
Translation                        (18)               1             (17)
                                 -----              ---           -----
                                  1,241             236           1,477
Accumulated interest
  discount                                            7               7
                                 -----              ---           -----
Net Book Value at
  September 30, 1992             1,241              229           1,470
                                 =====              ===           =====

Balance at
  October 1, 1992                1,241              236           1,477
Additions                          526                2             528
Disposals                          365               92             457
Translation                        (63)              (1)            (64)
                                 -----              ---           -----
                                 1,339              145           1,484

Accumulated interest
  discount                                            8               8
                                 -----              ---           -----

Net Book Value at
  September 30, 1993             1,339              137           1,476
                                 =====              ===           =====

Interest discount expense
  for the year                                        2               2
                                    ===               =               =

7. INVENTORIES

                                                      1993         1992
                                                      ----         ----

Raw materials and manufacturing supplies             17,032       17,565
Work in process                                      14,906       20,308
Finished goods, parts and goods purchased
  for resale                                         17,887       17,424
Advance payments to suppliers                           405        1,681
                                                     ------       ------
                                                     50,230       56,978
                                                     ======       ======


8. RECEIVABLES AND OTHER ASSETS
                                                      1993         1992
                                                      ----         ----

Trade receivables, of which maturing
  after more than one year 917
  (1992: nil)                                        26,578       31,762
Receivables from related entities                     7,397        8,677
Receivables from associated and
  other related entities                              1,370        1,700
                                                     ------       ------
                                                     35,345       42,139
                                                     ======       ======

Related entities are those in which the Kloeckner Group has more than a 50% equity ownership interest. Other related entities are those in which the Kloeckner Group has less than a 50% equity ownership interest.

Other assets consist primarily of non-trade receivables, of which amounts maturing after more than one year are 811 (1992: 740).


9. PENSION OBLIGATIONS

The Acquired Business operates two defined benefit pension plans in Germany, both based on years of service, to substantially all employees. One plan, which is for the benefit of non-exempt employees, is based on a combination of fixed DM amounts plus salary based benefits. The other plan is for exempt employees and is based on fixed DM amounts only.

Some of the foreign affiliated and associated entities operate immaterial defined benefit and defined contribution pension plans.

Pension benefit obligations are determined based on an assumed interest rate of 6% using the entry age actuarial cost method. Pension plan obligations are accrued for in the financial statements. All of the material pension plans are unfunded.

The following information for the Acquired Business' material pension plans is provided on a US GAAP basis (see Note 3) in accordance with the US GAAP disclosure requirements of SFAS No.
87.

The net periodic pension cost for the retirement plans comprised:

                                                     1993         1992
                                                     ----         ----
Service cost: present value of benefits
  earned during the year                              820          784
Interest cost on projected benefit
  obligation                                        1,025          867
Amortization of transition amount                     267          267
Curtailment gain                                   (1,230)
                                                    -----         ----

   Total Pension Cost                                 882       1,918
                                                      ===       =====
The status of the Acquired Business' retirement plans is as follows:

                                                      1993         1992
                                                      ----         ----
Actuarial present value of benefits:
   Vested                                             8,960        8,584
   Nonvested                                          1,858        1,979
                                                      -----        -----
Accumulated benefit obligation                       10,818       10,563
Effect of projected future salary increase            3,213        3,363
                                                     ------       ------
Projected benefit obligation                         14,031       13,926
Unrecognized transition amount                       (2,446)      (2,931)
                                                     ------       ------
   Total Pension Liability                           11,585       10,995
                                                     ======       ======


For both 1993 and 1992, the assumed discount rate and rates of increase in remuneration and post-retirement pension increases used in calculating the projected benefit obligation were 7%, 4%, and 3%, respectively.

The Acquired Business' reduction in work force (see Note 20) re-sulted in a significant decrease in the German pension plans' parti-cipants in 1993. The decrease in participants resulted in a de-crease of 2,304 in the projected benefit obligation, a decrease in the unrecognized net gain of 856, and a decrease in the unrecognized transition amount of 218 for a net curtailment gain of 1,230.

In accordance with SFAS No. 88 "Employers' Accounting for
Settlements and Curtailments of Defined Benefit Plans and for
Termination Benefits", the net curtailment gain is included in the combined results of operations for 1993.


10. TAX ACCRUALS

Tax accruals include both income and other taxes and relate primarily to taxes payable in countries other than Germany. Cash paid for income taxes totalled 115 (1992: 346).

11. OTHER ACCRUALS

                                                      1993         1992
                                                      ----         ----
Employee termination indemnity                        6,594        4,461
Product warranties                                    6,260        6,849
Wages, salaries, bonuses, vacation pay
  and related social benefit costs                    4,742        4,967
Estimated future losses on open sales
  contracts                                           1,187        1,417
Other                                                 2,547        2,085
                                                     ------       ------
                                                     21,330       19,779
                                                     ======       ======


12. LIABILITIES

                                                      1993         1992
                                                      ----         ----
Bank borrowings, of which due within one
  year 7,830 (1992: 17,699); in more than
  five years 1,700 (1992: 2,900)                     19,247       26,759

Customer deposits, all due within one year            1,840        2,860

Trade payables, all due within one year               9,683        4,623

Bills of exchange, all due within one year            1,390        1,497

Payables to related entities, all due
  within one year                                     5,624        7,538

Other liabilities, of which due within
  one year 5,580 (1992: 5,791); in more
  than five years nil (1992: 28), in-
  cluding taxes 1,579 (1992: 1,153), and
  social benefits 1,221 (1992: 1,475)                 5,612        5,888
                                                     ------       ------
                                                     43,396       49,165
                                                     ======       ======

Total liabilities include amounts due within one year of 31,947
(1992: 40,008); in more than five years 1,700 (1992: 2,928).

Maturities of long-term bank borrowings by year after September 30, 1993 are 1994: 5,680; 1995: 3,435; 1996: 2,999; 1997: 2,057;
1998: 1,676; after 1998: 1,700. Weighted average interest rates on bank borrowings were 7.2% (1992: 7.9%). Bank borrowings of 10,139 (1992: 15,748) are secured by mortgage conveyances and assignment of fixed assets with net book values totalling 12,973 (1992: 16,295). Cash paid for interest totalled 2,975 (1992:
4,915).

Not included in balances with related entities for both years in the accompanying combined statements of net assets is a central account with Kloeckner which was used to finance other Ferromatik Divisions for which related receivables were recorded in Malterdingen's accounting records. Malterdingen's divisional operating earnings and losses were also transferred to this clearing account. Interest was charged by Kloeckner on the outstanding balance, and Malterdingen charged interest to the other divisions based on the related receivables. These interest charges are also excluded from the accompanying combined statements of operations.

The following is an analysis of these excluded intercompany balances and the related excluded effects on operations:

                                                      1993         1992
                                                      ----         ----
Balances at September 30:
   Payables to Kloeckner                             16,943        76,664
   Receivables from other divisions, net              1,801        45,060

Average balances for the year:
   Payables to Kloeckner                             88,837       118,726
      Receivables from other divisions, net          23,431        50,479

Average interest rate charged by Kloeckner
  during the year                                     8.6%          9.5%

Interest (income) expense for the year:
   Kloeckner                                          7,640        11,222
   Other divisions, net                              (6,413)       (8,100)

13. NET ASSETS

                                                      1993         1992
                                                      ----         ----
Balance at beginning of year                         60,943       88,203
Transfers from (to) Kloeckner, net                    2,543      (15,562)
Net (loss) for the year                             (18,159)     (11,172)
Translation differences                                (119)        (526)
                                                     ------       ------
Balance at end of year                               45,208       60,943
                                                     ======       ======


14. CONTINGENT LIABILITIES
                                                     1993         1992
                                                     ----         ----

Issuance and transfer of bills of exchange            1,952       2,743
Guarantees                                             832        1,539
Warranties                                                          210
Security for third party liabilities                    26
                                                     -----        -----
                                                     2,810        4,492
                                                     =====        =====
Various lawsuits arising during the normal course of business are pending against the Acquired Business. In the opinion of the Acquired Business' management, the ultimate liability, if any, resulting from these matters will have no significant effect on the Acquired Business' combined net assets. The significance of these matters on the Acquired Business' future operating results depends on the level of future results of operations as well as on the timing and amount of the ultimate outcomes.


15. COMMITMENTS

Commitments to purchase fixed assets were 151 (1992: 875)

The Acquired Business leases certain machinery and office equipment under operating leases, some of which include varying renewal and purchase options. Included in the combined state-ments of operations are operating lease expenses totalling 1,668 (1992: 1,068). At September 30, 1993, future operating lease commitments with initial ar remaining terms of more than one year are 1994: 1,160, 1995: 738; 1996: 519; 1997: 139; 1998: 241;
after 1998: 22.


16.   COST OF MATERIALS AND SERVICES

                                                      1993         1992
                                                      ----         ----
Raw materials, consumables, supplies
   and merchandise                                   74,239       115,949
Purchased services                                    1,155         1,245
                                                     ------       -------
                                                     75,394       117,194
                                                     ======       =======

17. GEOGRAPHIC INFORMATION

An analysis of operations by geographic region is as follows:

            1993                   Germany    Europe    USA    Other    Total                             1993
            ----                   -------    ------    ---    -----    -----
Net sales                           70,475     51,976   22,873   7,321   152,645

Inter-regional sales                60,995    (47,832)  (5,842) (7,321)

Operating loss                       6,879      5,073    2,233     715    14,900

Identifiable assets                 89,374     25,798    5,770           120,942

Depreciation and
  amortization                       6,476        483       88             7,047

Capital expenditures                 1,483        307       45             1,835

            1992
            ----
Net sales                          119,059     84,073   16,346  13,667   233,145

Inter-regional sales                71,300    (51,796)  (5,837)(13,667)

Operating loss                       2,610      1,843      358     300     5,111
Identifiable assets                104,021     30,881    4,360     645   139,907

Depreciation and
  amortization                       7,622        442       92      16     8,172

Capital expenditures                 5,649        257        9      47     5,962


The Acquired Business' sole manufacturing facility is located in Malterdingen Germany, and it operates in other countries through affiliated or associated entities as described in Note 2. For all other countries, sales are made directly from Germany. The above sales are to unaffiliated customers, and the net loss is allocated to the geographic regions based on sales.

18. OTHER OPERATING INCOME

                                                      1993         1992
                                                      ----         ----
Reversal of accruals                                 1,024        2,693
Services to third parties                              737          148
Reversal of allowance for doubtful
  accounts                                             348          687
Exchange gains                                       1,504          459
Other, net                                           1,685        2,355
                                                     -----        -----
                                                     5,298        6,342
                                                     =====        =====


19. RESEARCH AND DEVELOPMENT

Costs incurred for product research and development were 7,116
(1992: 6,888).


20. PERSONNEL EXPENSES\EMPLOYMENT

                                                      1993         1992
                                                      ----         ----
Wages and salaries                                   49,856       58,662
Social levies and pensions, of which for
  pensions 1,434 (1992: 1,927)                       11,066       12,868
                                                     ------       ------
                                                     60,922       71,530
                                                     ======       ======
Employment (weighted monthly average number of employees):

Wage earners                                          342           451
Salaried employees                                    424           469
                                                      ---           ---
                                                      766           920
                                                      ===           ===
The above employment includes those at foreign affiliated and associated entities totalling 117 (1992: 122).


21. OTHER OPERATING EXPENSES
                                                      1993         1992
                                                      ----         ----
Termination indemnity                                6,281        6,453
Sales commissions                                    4,296        6,617
Management fees charged by Kloeckner                 3,300        4,000
Travel and entertainment                             2,623        2,637
Office expense                                       1,775        1,844
Bad debt expense                                     1,347          466
Insurance                                            1,345        1,342
Other                                                4,684        5,549
                                                    ------        -----
                                                    25,651       28,908
                                                    ======       ======


22. INTEREST EXPENSE, NET
                                                      1993         1992
                                                      ----         ----

Interest income from long-term loans                    10           76
Other interest and similar income, of which
  from related entities 22 (1992: 379)               1,171        1,124
Interest and similar expense                         4,044        6,247
                                                     -----        -----
                                                     2,863        5,047
                                                     =====        =====


23. FOREIGN EXCHANGE CONTRACTS
The Acquired Business enters into foreign exchange contracts to hedge foreign currency transactions on a continuing basis for periods commensurate with its known or expected exposures, primarily related to machinery sales and purchase of production materials denominated in foreign currencies. The purpose of this practice is to minimize the effect of foreign currency exchange rate fluctuations on operating results. The Acquired Business does not engage in speculation.

At September 30, 1993, the Acquired Business had outstanding foreign exchange contracts totalling 9,588, which generally mature in periods of one year or less. These contracts require the Acquired Business to exchange currencies at the maturity dates at exchange rates agreed upon at inception.

ITEM 7(b)
                       PRO FORMA FINANCIAL INFORMATION
                    (In millions, except per share data)
                                 (Unaudited)


On February 1, 1993, Cincinnati Milacron Inc. (the "Company") completed the acquisition of GTE Valenite Corporation ("Valenite") for approximately $69 million in cash (of which approximately $3 million was subsequently repaid to the Company as a post-closing purchase price adjustment) and $11 million of assumed debt. The acquisition was financed principally through the sale of an interest in certain of the Company's accounts receivable to an independent issuer of receivables-backed commercial paper (resulting in proceeds of $50 million), and through borrowings from the Company's exist-ing bank group under a new $85 million committed revolving credit facility.

On March 2, 1993, the Company announced a major restructuring program, developed with Valenite's management, designed to improve Valenite's profitability by lowering working capital requirements, reducing overall expenses, increasing the level of plant modernization and improving capaci-ty utilization. This restructuring, which includes the consolidation of production through the closing of eleven production facilities, the down-sizing of two production facilities and a net employee reduction in excess of 500, is expected to result in annual cost savings between $15.6 million and $18.8 million and is expected to be substantially completed in early 1994.

On November 8, 1993 (the "Closing Date"), the Company purchased (1) 100% of the outstanding capital stock of FM Maschinenbau GmbH, a newly formed corporation to which substantially all of the plastics injection molding business of Kloeckner-Werke AG and its subsidiary, Kloeckner Ferromatik Desma GmbH, including product lines, plant and distribution network, had previously been contributed, and (2) the other assets and liabilities of that business (collectively, "Ferromatik"). The total purchase price, including assumed debt of approximately 11 million DM, was approximately 94 million DM (approximately $56 million using the exchange rate of $1 = 1.68 DM in effect on the Closing Date). The Company financed the purchase by drawing upon its revolving credit facility with its existing bank group, which was amended prior to the Closing Date to increase the total revolving loan commitment available thereunder from $75 million to $130 million, and certain other existing overseas lines of credit.

Due principally to general economic conditions in Europe, including reduced demand for plastics injection molding machinery, the manufacturing operations of Ferromatik's Malterdingen plant were restructured during the fiscal years ended September 30, 1993 and 1992 to improve efficiency and reduce personnel levels. The Company and Ferromatik have identified additional restructuring actions, including the introduction of advanced manufacturing technologies, to improve Ferromatik's profitability in the future. It is expected that these additional actions, which are intended to complement the actions already taken prior to the acquisition, will be substantially completed during 1994. The Company estimates that the annual savings that will result from all of these actions will be no less than $4.2 million.

The following pro forma consolidated balance sheet and statement of earnings (collectively the "pro forma consolidated statements") are based on the historical financial statements of the Company, Valenite, and Ferromatik adjusted to give effect to the acquisitions (and, in the case of the pro forma consolidated statement of earnings, the restructurings) of Valenite and Ferromatik. The pro forma consolidated statements of earnings assume that both the acquisitions and the restructurings of Valenite and Ferromatik occurred as of the first day of the Company's 1992 fiscal year, and the pro forma consolidated balance sheet assumes that the acquisition (but not the restructuring) of Ferromatik occurred on the last day of the Company's 1993 fiscal third quarter.

The pro forma consolidated statements reflect the purchase method of accounting for the acquisitions of Valenite and Ferromatik using estimated purchase accounting adjustments which are subject to revision once appraisals, actuarial reviews and other studies of the fair value of the assets price and liabilities of Valenite and Ferromatik are completed. The purchase price of Ferromatik is also subject to post-closing adjustments which may also affect the purchase accounting adjustments reflected herein. Final purchase accounting adjustments may differ from the pro forma adjustments presented herein and described in the accompanying notes.

The pro forma consolidated statements do not purport to present what the Company's financial position and results of operations would actually have been had the acquisitions and restructurings of Valenite and Ferromatik occurred on the first day of the Company's 1992 fiscal year or on the last day of the Company's 1993 fiscal third quarter, as specified above, or purport to project the Company's results of operations for any future period. The pro forma consolidated statements reflect certain assumptions described in the accompanying notes, including the Company's expectations of anticipated cost savings from the restructurings of Valenite and Ferromatik. The actual savings may vary from these expectations. The pro forma consolidated statements and accompanying notes should be read in conjunction with the audited consolidated financial statements of the Company and the related notes thereto which are included in the Company's Annual Report on Form 10-K, as amended, for its fiscal year ended January 2, 1993, the unaudited consolidated financial statements of the Company and related notes thereto which are included in the Company's 1993 Forms 10-Q, Amendment No. 2 to the Company's Current Report on Form 8-K dated February 1, 1993, the Company's Current Report on Form 8-K dated November 8, 1993 (each filed with the Securities and Exchange Commission), and the audited consolidated financial statements of Ferromatik that are filed herewith as
Item 7(a).

              CINCINNATI MILACRON INC. AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED BALANCE SHEET
                                (In millions)


                                    Historical                               Cincinnati
                                     Cincinnati                                Milacron
                                      Milacron                  Acquisition       and
                                       Oct. 9,     Historical    Pro Forma     Ferromatik
                                        1993     Ferromatik (a) Adjustments   Consolidated
                                     ----------  -------------- -----------   ------------
Assets
Current assets
  Cash and cash equivalents. . . . .   $ 23.7       $ 2.0      $ 52.9 (b)      $  29.3
                                                                (49.3)(c)
  Notes and accounts receivable,
    less allowances  . . . . . . . .    175.5        15.8                        191.3
  Inventories. . . . . . . . . . . .    255.0        30.2                        285.2
  Other current assets . . . . . . .     38.6         6.5                         45.1
                                       ------       -----      ------          -------
    Total current assets . . . . . .    492.8        54.5         3.6            550.9
Property, plant and
  equipment - net. . . . . . . . . .    151.8        19.0        19.4 (d)        190.2
Other noncurrent assets. . . . . . .     46.8         2.0          .2 (b)         49.6
                                                                   .6 (d)
                                       ------       -----      ------          -------
  Total assets . . . . . . . . . . .   $691.4       $75.5      $ 23.8          $ 790.7
                                       ======       =====      ======          =======

Liabilities and Shareholders' Equity
Current liabilities
  Amounts payable to banks
    and current portion of
    long-term debt . . . . . . . . .   $ 44.6       $ 4.8      $ (2.6)(e)      $  99.9
                                                                 53.1 (b)
  Trade accounts payable . . . . . .     87.8         6.0                         93.8
  Advance billings and deposits. . .     39.6         1.1                         40.7
  Accrued and other
    current liabilities. . . . . . .     96.4        21.2        (4.1)(e)        125.2
                                                                  1.7 (c)
                                                                 10.0 (d)
  Accrued income taxes . . . . . . .     15.2                                     15.2
                                       ------       -----      ------          -------
      Total current liabilities. . .    283.6        33.1        58.1            374.8
Long-term accrued liabilities. . . .    126.5         7.2        (3.5)(e)        130.2
Long-term debt and
  lease obligations. . . . . . . . .    103.9         7.0        (2.6)(e)        108.3
                                       ------       -----      ------          -------

  Total liabilities. . . . . . . . .    514.0        47.3        52.0            613.3

Commitments and contingencies. . . .       -

Shareholders' equity
  Preferred shares . . . . . . . . .      6.0                                      6.0
  Common shares and net
    assets purchased . . . . . . . .    284.6        28.2        12.8 (e)        284.6
                                                                (51.0)(c)
                                                                 10.0 (d)
  Accumulated deficit. . . . . . . .   (101.0)                                  (101.0)
  Cumulative foreign currency
    translation adjustments. . . . .    (12.2)                                   (12.2)
                                       ------       -----      ------          -------
  Total shareholders' equity . . . .    177.4        28.2       (28.2)           177.4
                                       ------       -----      ------          -------

Total liabilities and
  shareholders' equity . . . . . . .   $691.4       $75.5      $ 23.8          $ 790.7
                                       ======       =====      ======          =======

See notes to Pro Forma Consolidated Balance Sheet.


                  CINCINNATI MILACRON INC. AND SUBSIDIARIES
                NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                               October 9, 1993
                                (In millions)


(a) The amounts in the "Historical Ferromatik" column are derived from the audited combined statement of net assets of the Malterdingen Plastics Machinery Division of Kloeckner Ferromatik Desma GmbH as of September 30, 1993 which was prepared based on accounting principles generally accepted in the Federal Republic of Germany. The balance sheet of Ferromatik presented herein reflects all adjustments necessary to present Ferromatik's financial position in conformity with accounting principles generally accepted in the United States.

(b) The acquisition of Ferromatik was financed as shown in the following table.

         Funds provided:
            Borrowings under revolving
              credit facility. . . . . . . . . . . . . .  $ 30.0
            Other bank borrowings. . . . . . . . . . . .    23.1
            Payment of financing fees. . . . . . . . . .     (.2)
                                                          ------
               Total funds provided. . . . . . . . . . .  $ 52.9
                                                          ======

(c) The following tables depict the calculation of the Company's purchase price and its preliminary allocation to Ferromatik's assets using estimated purchase accounting adjustments, which are subject to post-closing adjustments and to further revision once appraisals, actuarial reviews and other studies of the fair value of Ferromatik's assets and liabilities are completed. Final purchase accounting adjustments may differ from the amounts shown below. Under the terms of the purchase agreement, the estimated cash purchase price of Ferromatik as of November 8, 1993 was $49.3 million. The Company also assumed existing Ferromatik debt of $6.3 million based on the exchange rate in effect as of the date of the transaction. In the Pro Forma Consolidated Balance Sheet, such assumed debt is valued at $6.5 million based on the exchange rate as of September 30, 1993.

         Calculation of acquisition cost:
            Purchase of Ferromatik . . . . . . . . . . .  $ 49.3
            Accrual for transaction fees . . . . . . . .     1.7
                                                          ------
               Total acquisition cost. . . . . . . . . .  $ 51.0
                                                          ======
         Allocation of acquisition cost:
            Cash and cash equivalents. . . . . . . . . .  $  2.0
            Accounts receivable. . . . . . . . . . . . .    15.8
            Inventories. . . . . . . . . . . . . . . . .    30.2
            Other current assets . . . . . . . . . . . .     6.5
            Property, plant and equipment. . . . . . . .    38.4
            Other noncurrent assets. . . . . . . . . . .     2.6
            Historical liabilities assumed . . . . . . .   (34.5)
            Accrual for future restructuring costs . . .   (10.0)
                                                          ------
               Total acquisition cost. . . . . . . . . .  $ 51.0
                                                          ======

(d) Purchase accounting adjustments to Ferromatik's historical asset values as follows:

         Recording of a five year agreement not to compete of $.6 million.

         Write-up of the historical value of Ferromatik's property, plant and equipment by $19.4 million to reflect estimated fair market value.

         Recording of reserves for the restructuring of Ferromatik of $10.0 million.

    Due principally to general economic conditions in Europe, including reduced demand for plastics injection molding machinery, the manufacturing operations of Ferromatik's Malterdingen plant were restructured during the fiscal years ended September 30, 1993 and 1992, to improve efficiency and reduce personnel levels. The restructuring included additional outsourcing of parts and components that were previously manufactured at Malterdingen. As a result of this program, the number of full time employees of the Malterdingen plant was reduced from approximately 825 as of September 30, 1991, to approximately 650 one year later. During fiscal year 1993, the plant's employment level was further reduced to approximately 585. Significant charges for severance and other related costs are included in Ferromatik's historical results of operations for the year ended September 30, 1992 and for the nine months ended September 30, 1993. In September, 1993, Ferromatik and the Works Council agreed to a Social Plan that permits further personnel reductions based on future sales volume to as low as 450. Based on the Social Plan approximately eighty additional employees have been terminated or will be terminated no later than June 30, 1994. Under the terms of the purchase agreement, the severance costs for these employees will be reimbursed by the sellers.

    The Company and Ferromatik have identified additional restructuring actions, including the introduction of advanced manufacturing technologies, that are intended to improve Ferromatik's profitability in the future. It is expected that these additional actions, which are intended to complement the actions already taken prior to the acquisition, will be substantially completed during 1994. The estimated cost of the further restructuring of Ferromatik of $10.0 million is included as a purchase accounting adjustment in the Pro Forma Consolidated Balance Sheet.

(e) Adjustment of Ferromatik's historical balance sheet to exclude certain liabilities not assumed by the Company under the terms of the purchase agreement with Kloeckner-Werke AG and its subsidiary, Kloeckner Ferromatik Desma GmbH.


                  CINCINNATI MILACRON INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                   (In millions, except per share amounts)



                                               Year ended January 2, 1993

                                            --------------------------------------------------------
                                                                    Valenite   Cincinnati
                                            Historical            Acquisition Milacron and
                                            Cincinnati Historical   Pro Forma    Valenite
                                             Milacron  Valenite(a) Adjustments Consolidated
                                           ---------   ---------   ---------   ----------
Sales. . . . . . . . . . . . . . . . . .      $789.2    $262.2     $(11.3)(f)   $1,040.1
Cost of products sold. . . . . . . . . .       612.6     193.4      (17.5)(f)      792.0
                                                                      3.5 (h)
                                              ------    ------     ------       --------

  Manufacturing margins. . . . . . . . .       176.6      68.8        2.7          248.1

Other costs and expenses
  Selling and administrative . . . . . .       133.6      80.3       (5.2)(e)      201.1
                                                                     (6.7)(f)
                                                                      (.9)(h)
  Other - net. . . . . . . . . . . . . .         (.2)     (5.5)       2.1 (b)       (3.5)
                                                                       .7 (d)
                                                                      2.0 (f)
                                                                     (2.6)(e)
                                              ------    ------     ------        -------
    Total other costs and expenses . . .       133.4      74.8      (10.6)         197.6
                                              ------    ------     ------        -------

Operating earnings (loss). . . . . . . .        43.2      (6.0)      13.3           50.5

Interest
  Income . . . . . . . . . . . . . . . .         2.9       1.1        (.7)(f)        3.3
  Expense. . . . . . . . . . . . . . . .       (19.1)     (9.9)       (.8)(c)      (23.2)
                                                                      2.5 (e)
                                                                      5.4 (f)
                                                                     (1.3)(g)
                                              ------    ------     ------        -------

    Interest - net . . . . . . . . . . .       (16.2)     (8.8)       5.1          (19.9)
                                              ------    ------     ------        -------


Earnings (loss) before
  income taxes and
  extraordinary item . . . . . . . . . .        27.0     (14.8)      18.4           30.6

Provision for income taxes . . . . . . .        10.9       1.6         .6(i)        13.1
                                              ------    ------     ------        -------

Earnings (loss) before
  extraordinary item . . . . . . . . . .      $ 16.1    $(16.4)    $ 17.8        $  17.5
                                              ======    ======     ======        =======

Earnings per common share
  before extraordinary item. . . . . . .        $.58                                $.62
                                                ====                                ====


Weighted average number of
  common shares and common
  share equivalents
  outstanding. . . . . . . . . . . . . .        27.6                                27.6
                                                ====                                ====



See Notes to Pro Forma Consolidated Statement of Earnings.


                              CINCINNATI MILACRON INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (Continued)
                               (In millions, except per share amounts)



                                                     Year ended January 2, 1993

                                          --------------------------------------------------------
                                           Cincinnati              Ferromatik
                                          Milacron and             Acquisition
                                            Valenite   Historical    Pro Forma      Total
                                          Consolidated Ferromatik(j) Adjustments Consolidated
                                           ----------- -----------  -----------  ------------

Sales. . . . . . . . . . . . . . . . . .    $1,040.1    $147.4                  $1,187.5
Cost of products sold. . . . . . . . . .       792.0     119.7    $ (3.8) (m)      908.5
                                                                      .6  (n)
                                            --------    ------    ------        --------

  Manufacturing margins. . . . . . . . .       248.1      27.7       3.2           279.0

Other costs and expenses
  Selling and administrative . . . . . .       201.1      27.1       (.4) (m)      228.0
                                                                      .2  (n)


  Other - net. . . . . . . . . . . . . .        (3.5)      4.4         .1 (l)       (3.0)
                                                                       .1 (o)
                                                                     (4.1)(p)
                                            --------    ------    ------        --------

    Total other costs and expenses . . .       197.6      31.5       (4.1)         225.0
                                            --------    ------    ------        --------

Operating earnings (loss). . . . . . . .        50.5      (3.8)       7.3           54.0

Interest
  Income . . . . . . . . . . . . . . . .         3.3        .8                       4.1
  Expense. . . . . . . . . . . . . . . .       (23.2)     (4.0)      (3.0)(k)      (26.8)
                                                                      3.4 (q)
                                            --------    ------    ------        --------

    Interest - net . . . . . . . . . . .       (19.9)     (3.2)        .4          (22.7)
                                            --------    ------    ------        --------


Earnings (loss) before
  income taxes and
  extraordinary item . . . . . . . . . .        30.6      (7.0)       7.7           31.3

Provision for income taxes . . . . . . .        13.1        .1       (1.2)(r)       12.0
                                            --------    ------    ------        --------

Earnings (loss) before
  extraordinary item . . . . . . . . . .    $   17.5    $ (7.1)    $  8.9       $   19.3
                                            ========    ======     ======       ========

Earnings per common share
   before extraordinary item . . . . . .        $.62                                $.69
                                                ====                                ====

Weighted average number of
  common shares and common
  share equivalents
  outstanding. . . . . . . . . . . . . .        27.6                                27.6
                                                ====                                ====



See Notes to Pro Forma Consolidated Statement of Earnings.


                  CINCINNATI MILACRON INC. AND SUBSIDIARIES
            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         Year Ended January 2, 1993
                                (In millions)



(a) Certain amounts in the "Historical Valenite" column have been reclassified to conform to the Company's basis of presentation reflected in the "Historical Cincinnati Milacron" column.

    Valenite's historical 1992 statement of operations includes certain nonrecurring income and expense items that are also included in the Pro Forma Consolidated Statement of Earnings. These include a gain of $5.9 million on the favorable outcome of a lawsuit and a provision for income taxes related to 1991 of $2.7 million. Valenite's historical results also include the amortization of preacquisition goodwill of $.4 million. The effect of these items and certain other nonrecurring expenses on Valenite's historical 1992 statement of operations is as follows:



                                                       Increase
                                                      (Decrease)
                                                      ----------

         Cost of products sold . . . . . . . . . . . .   $  .3
                                                         -----
           Manufacturing margins . . . . . . . . . . .     (.3)
         Other costs and expenses
           Selling and administrative. . . . . . . . .     2.2
           Other - net . . . . . . . . . . . . . . . .    (5.5)
                                                         -----

            Total other costs and expenses . . . . . .    (3.3)
                                                         -----

         Earnings (loss) before income taxes
           and extraordinary item. . . . . . . . . . .     3.0
         Provision for income taxes. . . . . . . . . .     2.7
                                                         -----

         Earnings (loss) before extraordinary item . .   $  .3
                                                         =====


    The effect of the inclusion of these items in the Pro Forma
    Consolidated Statement of Earnings is to increase earnings (loss) before extraordinary item by $2.1 million (using the Company's pro forma effective tax rate (see note (i) below)), or $.06 per share.

(b) Costs of $2.1 million related to the sale of $50.0 million of accounts receivable. The sale transaction involving the Company's accounts receivable occurred under a three year receivables purchase agreement with an independent issuer of receivables-backed commercial paper, pursuant to which the Company agreed to sell on an ongoing basis and without recourse, an undivided percentage ownership interest in designated pools of accounts receivable. In order to maintain the balance in the designated pools of accounts receivable sold, the Company may sell undivided percentage interests in new receivables (subject to a maximum of $50 million of interests in uncollected receivables owned at any time by the purchaser (plus certain reserves)) as existing receivables are collected.

(c) Interest expense of $.8 million on borrowings of $18.0 million under a new $85.0 million committed revolving credit facility, which was subsequently increased to $130 million (see notes (k) and (l) below).

(d) Amortization expense of $.7 million related to program and commitment fees aggregating $1.7 million paid by the Company in connection with the sale of an interest in certain accounts receivable (see note (b) above) and the new revolving credit facility (see note (c) above) on a straight line basis over two and one half years.

(e) Elimination of charges for services (net of expected costs to replace) and allocations from Valenite's former parent and intercompany interest charged on debt forgiven by Valenite's former parent. The effect on the Pro Forma Consolidated Statement of Earnings is as follows:

                                                       Increase
                                                      (Decrease)
                                                      ----------
         Other costs and expenses
            Selling and administrative . . . . . . . .   $ (5.2)
            Other - net. . . . . . . . . . . . . . . .     (2.6)
                                                         ------
               Total other costs and expenses. . . . .     (7.8)
                                                         ------
         Operating earnings (loss) . . . . . . . . . .      7.8
         Interest - net. . . . . . . . . . . . . . . .     (2.5)
                                                         ------

         Earnings (loss) before income taxes
           and extraordinary item. . . . . . . . . . .   $ 10.3
                                                         ======

(f) On March 2, 1993, the Company announced a major restructuring program, developed with Valenite's management, designed to improve Valenite's profitability by lowering working capital requirements, reducing overall expenses, increasing the level of plant modernization and improving capacity utilization. The restructuring, which includes the consolidation of production through the closing of eleven production facilities, the downsizing of two production facilities, and a net employee reduction in excess of 500, will be completed in early 1994. The restructuring, which was originally estimated to cost $42.8 million ($27.4 million in cash), was reserved at the time of the Valenite acquisition and the Company will not record any special charge to earnings. The original reserve included amounts for severance ($15.4 million), relocation, phase-out and start-up ($18.8 million), and losses on the sale on other disposal of surplus inventory, machinery and equipment and production facilities ($6.7 million), as well as for legal and other miscellaneous costs related to the restructuring plan ($1.9 million). Based on a comprehensive analysis, the Company and Valenite originally estimated that the annual improvement in pretax earnings that would result from the completion of the restructuring plan would be approximately $15.6 million. Pro forma adjustments of this amount are included in the Pro Forma Consolidated Statement of Earnings as follows:
                                                       Increase
                                                      (Decrease)
                                                      ----------
         Sales . . . . . . . . . . . . . . . . . . . .   $(11.3)
         Cost of products sold . . . . . . . . . . . .   $(17.5)
                                                         ------
           Manufacturing margins . . . . . . . . . . .      6.2

         Other costs and expenses
            Selling and administrative . . . . . . . .    ( 6.7)
            Other - net. . . . . . . . . . . . . . . .      2.0
                                                         ------

               Total other costs and expenses. . . . .     (4.7)
                                                         ------
         Operating earnings (loss) . . . . . . . . . .   $ 10.9
         Interest - net. . . . . . . . . . . . . . . .    ( 4.7)
                                                         ------

         Earnings (loss) before income
           taxes and extraordinary item. . . . . . . .   $ 15.6
                                                         ======

    Since the original plan was developed, the Company has identified additional opportunities for long-term cost savings and it is currently estimated that the total cost of the plan, including these additional actions, will be approximately $49 million. However, these additional actions are expected to result in annual savings in excess of the original $15.6 million by as much as 20%.

(g) Interest expense of $1.3 million related to estimated borrowings of $27.4 million to finance cash expenditures related to the restructuring of Valenite (see note (f) above).

(h) The acquisition of Valenite by the Company has resulted in certain changes in the nature and the level of benefits provided to Valenite's employees. The major earnings effects of these changes are as follows:

                                                       Increase
                                                      (Decrease)
                                                      ----------
         Reduced pension income. . . . . . . . . . . .   $ (1.2)
         Savings from retention of postretirement
           medical benefit obligation by the
           former parent . . . . . . . . . . . . . . .      1.1
         Cost of defined contribution plan to
           replace former defined benefit
           pension plan. . . . . . . . . . . . . . . .     (2.5)
                                                         ------

               Total . . . . . . . . . . . . . . . . .   $ (2.6)
                                                         ======

    The effect of these changes on the Pro Forma Consolidated Statement of Earnings is as follows:

                                                       Increase
                                                      (Decrease)
                                                      ----------

         Cost of products sold . . . . . . . . . . . .   $  3.5
                                                         ------
           Manufacturing margins . . . . . . . . . . .     (3.5)

         Other costs and expenses
            Selling and administrative . . . . . . . .      (.9)
                                                         ------
               Total other costs and expenses. . . . .       .9
                                                         ------
         Operating earnings (loss) . . . . . . . . . .   $ (2.6)
                                                         ======

(i) Adjustment to increase the consolidated provision for income taxes by $.6 million based on the Company's pro forma effective tax rate to reflect the consolidation of Valenite's operations.

(j) The amounts in the "Historical Ferromatik" column are derived from the audited combined statement of operations of the Malterdingen Plastics Machinery Division of Kloeckner Ferromatik Desma GmbH for the fiscal year ended September 30, 1992 which was prepared based on accounting principles generally accepted in the Federal Republic of Germany. The statement of earnings of Ferromatik presented herein reflects all adjustments necessary to present Ferromatik's results of operations in conformity with accounting principles generally accepted in the United States.

    Ferromatik's historical statement of operations for the year ended September 30, 1992 includes non-recurring charges totaling $4.1 million for severance and other costs incurred in connection with the restructuring of its operations (see notes (m) and (p) below), In the "Historical Ferromatik" column, this amount is included in the line captioned "Other-net" in the Pro Forma Consolidated Statement of Earnings.

(k) Interest expense of $3.0 million on borrowings totaling $53.1 million under the Company's $130.0 million committed revolving credit facility (see note (l) below) and other lines of credit.

(l) Amortization expense on a straight line basis over two and one half years of $.2 million of additional commitment fees incurred in connection with the amendment of the Company's committed revolving credit facility to increase the lines of credit available there under to $130.0 million.

(m) Due principally to general economic conditions in Europe, including reduced demand for plastics injection molding machinery, the manufacturing operations of Ferromatik's Malterdingen plant were restructured during the fiscal years ended September 30, 1993 and 1992 to improve efficiency and reduce personnel levels. The restructuring included additional outsourcing of parts and components that were previously manufactured at Malterdingen. As a result of this program, the number of full time employees of the Malterdingen plant was reduced from approximately 825 as of September 30, 1991, to approximately 650 one year later. During fiscal year 1993, the plant's employment level was further reduced to approximately 585. In September, 1993, Ferromatik and the Works Council agreed to a Social Plan that permits further personnel reductions based on future sales volume to as low as 450. Based on the Social Plan, approximately eighty additional employees have been terminated or will be terminated no later than June 30, 1994. Under the terms of the purchase agreement, the severance costs for these employees will be reimbursed by the sellers.

    The Company and Ferromatik have identified additional restructuring actions, including the introduction of advanced manufacturing technologies, that are intended to improve Ferromatik's profitability in the future. It is expected that these additional actions, which are intended to complement the actions already taken prior to the acquisition, will be substantially completed during 1994. The estimated cost of the further restructuring of Ferromatik of $10.0 million is included as a purchase accounting adjustment in the Pro Forma Consolidated Balance Sheet.

    Based on a comprehensive analysis, the Company estimates that the minimum annual savings that will result from all of the actions described above will be no less than $4.2 million. Accordingly, pro forma adjustments of this amount are included in the Pro Forma Consolidated Statement of Earnings for the year ended January 2, 1993 as follows:


                                                       Increase
                                                      (Decrease)
                                                      ----------

         Cost of products sold . . . . . . . . . . . .   $ (3.8)
                                                         ------
            Manufacturing margins. . . . . . . . . . .      3.8

         Other costs and expenses. . . . . . . . . . .
            Selling and administration . . . . . . . .      (.4)
                                                         ------
               Total other costs and expenses. . . . .      (.4)
                                                         ------

         Operating earnings (loss) . . . . . . . . . .   $  4.2
                                                         ======

    The above amounts are based principally on the savings that will be realized from the known reductions of the Malterdingen plant's employment level that have already occurred since September 30, 1993 and that will occur by June 30, 1994. The actual annual savings from all of the restructuring actions completed to date and the additional actions that will be completed in the future are expected to be considerably higher than $4.2 million. However, these additional savings have not been included in the Pro Forma Consolidated Statement of Earnings because the Company cannot accurately and precisely quantify these additional savings at this time.

    In addition to the expected savings from the restructuring of Ferromatik, the Company's existing operations are also expected to benefit from the synergistic opportunities created by the acquisition. These opportunities fall into the general areas of marketing, manufacturing technology, and product development. The Company expects to significantly reduce or eliminate the annual operating losses currently being incurred by its European plastics machinery marketing operation through its integration with the Ferromatik organization. In addition, Ferromatik's worldwide sales and distribution network will be used to expand the markets for the Company's existing plastics machinery products and the Company's computer controls will be utilized in Ferromatik's machines. The Pro Forma Consolidated Statement of Earnings does not give effect to these and other potential earnings improvements from the synergies that are expected to result from the acquisition.

(n) Additional depreciation expense related to the adjustment of the historical value of Ferromatik's property, plant and equipment to reflect fair market value (see note (d) to the Pro Forma
    Consolidated Balance Sheet).


(o) Amortization of the covenant not to compete received from Kloeckner-Werke AG and Kloeckner Ferromatik Desma GmbH in connection with the purchase of Ferromatik on a straight line basis over five years.
(p) Elimination of $4.1 million of non-recurring charges for severance and other costs incurred during the fiscal year ended September 30, 1992 in connection with the restructuring of Ferromatik's operations.

(q) Reduction in Ferromatik's historical interest expense to eliminate interest on debt in excess of the $6.5 million of debt assumed by the Company.

(r) Adjustment to reduce the consolidated provision for income taxes by $1.2 million based on the Company's pro forma effective tax rate to reflect the acquisition of Ferromatik and the related financing.



The Pro Forma Consolidated Statement of Earnings for the year ended January 2, 1993 does not reflect an extraordinary tax benefit from loss carryforward of $5.4 million, or $.19 per share, recorded by the Company in its historical Consolidated Statement of Earnings in 1992. After giving effect to the Valenite and Ferromatik Acquisition Pro Forma Adjustments, the amount of this extraordinary credit would be reduced to $4.0 million, or $.15 per share.



                        CINCINNATI MILACRON INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          (In millions, except per share amounts)


                                                  Forty weeks ended October 9, 1993

                                            --------------------------------------------------------
                                                                    Valenite   Cincinnati
                                            Historical            Acquisition Milacron and
                                            Cincinnati Historical   Pro Forma    Valenite
                                             Milacron  Valenite(a) Adjustments Consolidated
                                            ---------- ----------- ----------- ------------
Sales. . . . . . . . . . . . . . . . . .     $756.6      $18.9                    $775.5
Cost of products sold. . . . . . . . . .      575.7       14.5      $(1.0)(c)      589.2
                                             ------      -----      -----         ------
  Manufacturing margins. . . . . . . . .      180.9        4.4        1.0          186.3


Other costs and expenses
  Selling and administrative . . . . . .      143.1        4.8        (.2)(c)      147.7
  Write-down of subsidiary . . . . . . .       18.1                                 18.1
  Other - net. . . . . . . . . . . . . .         .8                    .2 (b)        1.0
                                             ------      -----      -----         ------

    Total other costs and expenses . . .      162.0        4.8         -           166.8
                                             ------      -----      -----         ------

Operating earnings (loss). . . . . . . .       18.9        (.4)       1.0           19.5

Interest
  Income . . . . . . . . . . . . . . . .        1.6                                  1.6
  Expense. . . . . . . . . . . . . . . .      (12.5)       (.1)                    (12.6)
                                             ------      -----      -----         ------

    Interest - net . . . . . . . . . . .      (10.9)       (.1)        -           (11.0)
                                             ------      -----      -----         ------


Earnings (loss) before
  income taxes and
  extraordinary item . . . . . . . . . .        8.0        (.5)       1.0            8.5


Provision for income taxes . . . . . . .        6.1         .1         .1 (d)        6.3
                                             ------      -----      -----         ------

Earnings (loss) before
  extraordinary item and
  cumulative effect of
  changes in methods
  of accounting. . . . . . . . . . . . .     $  1.9      $ (.6)     $  .9         $  2.2
                                             ======      =====      =====         ======


Earnings (loss) per
  common share before
  extraordinary item
  and cumulative effect
  of changes in methods
    of accounting. . . . . . . . . . . .       $.06                                 $.06
                                               ====                                 ====

Weighted average number of
  common shares and common
  share equivalents
  outstanding. . . . . . . . . . . . . .       31.9                                 31.9
                                               ====                                 ====


See Notes to Pro Forma Consolidated Statement of Earnings.


                            CINCINNATI MILACRON INC. AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (Continued)
                             (In millions, except per share amounts)


                                                  Forty weeks ended October 9, 1993

                                            --------------------------------------------------------
                                             Cincinnati              Ferromatik
                                            Milacron and             Acquisition
                                              Valenite   Ferromatik   Pro Forma     Total
                                            Consolidated Historical(e) Adjustments Consolidated
                                            ------------ ------------ ------------ ------------
Sales. . . . . . . . . . . . . . . . . .     $775.5      $68.3                    $843.8
Cost of products sold. . . . . . . . . .      589.2       55.1      $(2.7)(h)      642.0
                                                                       .4 (i)
                                             ------      -----      -----         ------

  Manufacturing margins. . . . . . . . .      186.3       13.2        2.3          201.8


Other costs and expenses
  Selling and administrative . . . . . .      147.7       18.1        (.3)(h)      165.6
                                                                       .1 (i)
  Write-down of subsidiary . . . . . . .       18.1                                 18.1
  Other - net. . . . . . . . . . . . . .        1.0        2.8         .1 (g)         .4
                                                                       .1 (j)
                                                                     (3.6)(k)
                                             ------      -----      -----         ------
    Total other costs and expenses . . .      166.8       20.9       (3.6)         184.1
                                             ------      -----      -----         ------

Operating earnings (loss). . . . . . . .       19.5       (7.7)       5.9           17.7


Interest
  Income . . . . . . . . . . . . . . . .        1.6         .6                                            2.2
  Expense. . . . . . . . . . . . . . . .      (12.6)      (1.9)      (2.3)(f)      (15.4)
                                                                      1.4 (l)
                                             ------      -----      -----         ------
    Interest - net . . . . . . . . . . .      (11.0)      (1.3)       (.9)         (13.2)
                                             ------      -----      -----         ------

Earnings (loss) before
  income taxes extraordinary
  item and cumulative effect
  of changes in methods of
  accounting . . . . . . . . . . . . . .        8.5       (9.0)       5.0            4.5


Provision for income taxes . . . . . . .        6.3         -         (.6)(m)        5.7
                                             ------      -----      -----         ------


Earnings (loss) before
  extraordinary item and
  cumulative effect of
  changes in methods
  of accounting. . . . . . . . . . . . .     $  2.2      $(9.0)     $ 5.6         $ (1.2)
                                             ======      =====      =====         ======

Earnings (loss) per
  common share before
  extraordinary item
  and cumulative effect
  of changes in methods
  of accounting. . . . . . . . . . . . .       $.06                                $(.04)
                                               ====                                =====
Weighted average number of
  common shares and common
  share equivalents
  outstanding. . . . . . . . . . . . . .       31.9                                 31.9
                                               ====                                =====


See Notes to Pro Forma Consolidated Statement of Earnings.


                  CINCINNATI MILACRON INC. AND SUBSIDIARIES
            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FORTY WEEKS ENDED OCTOBER 9, 1993
                                (In millions)



(a) The amounts in the "Historical Valenite" column represent
    Valenite's unaudited results of operations for the month of January, 1993. Valenite's results of operations subsequent to January 31, 1993, are consolidated in the "Historical Cincinnati Milacron" column.

(b) Costs of $.2 million for one month related to the sale of $50.0 million of accounts receivable. The sale transaction involving the Company's accounts receivable occurred under a three year receivables purchase agreement with an independent issuer of receivables-backed commercial paper, pursuant to which the Company agreed to sell on an ongoing basis and without recourse, an undivided percentage ownership interest in designated pools of accounts receivable. In order to maintain the balance in the designated pools of accounts receivable sold, the Company may sell undivided percentage interests in new receivables (subject to a maximum of $50 million of interests in uncollected receivables owned at any time by the purchaser (plus certain reserves)) as existing receivables are collected.

(c) On March 2, 1993, the Company announced a major restructuring program, developed with Valenite's management, designed to improve Valenite's profitability by lowering working capital requirements, reducing overall expenses, increasing the level of plant modernization and improving capacity utilization. The restructuring, which includes the consolidation of production through the closing of eleven production facilities, the downsizing of two production facilities, and a net employee reduction in excess of 500, will be completed in early 1994. The restructuring, which was originally estimated to cost $42.8 million ($27.4 million in cash), was reserved at the time of the Valenite acquisition and the Company will not record any special charge to earnings. The original reserve included amounts for severance ($15.4 million), relocation, phase-out and start-up ($18.8 million), and losses on the sale on other disposal of surplus inventory, machinery and equipment and production facilities ($6.7 million), as well as for legal and other miscellaneous costs related to the restructuring plan ($1.9 million). Based on a comprehensive analysis, the Company and Valenite originally estimated that the annual improvement in pretax earnings that would result from the completion of the restructuring plan would be approximately $15.6 million. Pro forma adjustments for one month based on this amount are included in the Pro Forma Consolidated Statement of Earnings as follows:


                                                       Increase
                                                      (Decrease)
                                                      ----------
            Cost of products sold. . . . . . . . . . .   $ (1.0)
                                                         ------
              Manufacturing margins. . . . . . . . . .      1.0

            Other costs and expenses
              Selling and administrative . . . . . . .      (.2)
                                                         ------
               Total other costs and expenses               (.2)
                                                         ------

            Operating earnings (loss). . . . . . . . .   $  1.2
                                                         ======



    Since the original plan was developed, the Company has identified additional opportunities for long-term cost savings and it is currently estimated that the total cost of the plan, including these additional actions, will be approximately $49 million. However, these additional actions are expected to result in annual savings in excess of the original $15.6 million by as much as 20%.

(d) Adjustment to increase the consolidated provision for income taxes by $.1 million based on the Company's pro forma effective tax rate to reflect the consolidation of Valenite's operations.

(e) The amounts in the "Historical Ferromatik" column are derived from the audited combined statement of operations of the Malterdingen Plastics Machinery Division of Kloeckner Ferromatik Desma GmbH for the fiscal year ended September 30, 1993 which was prepared based on accounting principles generally accepted in the Federal Republic of Germany. The statement of earnings of Ferromatik for the nine months ended September 30, 1993 presented herein reflects all adjustments necessary to present Ferromatik's results of operations for that period in conformity with accounting principles generally accepted in the United States.

    Ferromatik's historical statement of operations for the nine months ended September 30, 1993 includes non-recurring charges totaling $3.6 million for severance and other costs incurred in connection with the downsizing of its operations (see notes (h) and (k) below). In the "Historical Ferromatik" column, this amount is included in the line captioned "Other-net" in the Pro Forma Consolidated Statement of Earnings.

(f) Interest expense of $2.3 million on borrowings totaling $53.1 million under the Company's $130.0 million committed revolving credit facility (see note (g) below) and other lines of credit.

(g) Amortization expense on a straight line basis over two and one half years of $.2 million of additional commitment fees incurred in connection with the amendment of the Company's committed revolving credit facility to increase the lines of credit available thereunder to $130.0 million.

(h) Due principally to general economic conditions in Europe, including reduced demand for plastics injection molding machinery, the manufacturing operations of Ferromatik's Malterdingen plant were restructured during the fiscal years ended September 30, 1993 and 1992, to improve efficiency and reduce personnel levels. The restructuring included additional outsourcing of parts and components that were previously manufactured at Malterdingen. As a result of this program, the number of full time employees of the Malterdingen plant was reduced from approximately 825 as of September 30, 1991, to approximately 650 one year later. During fiscal year 1993, the plant's employment level was further reduced to approximately 585. In September, 1993, Ferromatik and the Works Council agreed to a Social Plan that permits further personnel reductions based on future sales volume to as low as 450. Based on the Social Plan, approximately eighty additional employees have been terminated or will be terminated no later than June 30, 1994. Under the terms of the purchase agreement, the severance costs for these employees will be reimbursed by the sellers.

    The Company and Ferromatik have identified additional restructuring actions, including the introduction of advanced manufacturing technologies, that are intended to improve Ferromatik's profitability in the future. It is expected that these additional actions, which are intended to complement the actions already taken prior to the acquisition, will be substantially completed during 1994. The estimated cost of the further restructuring of Ferromatik of $10.0 million is included as a purchase accounting adjustment in the Pro Forma Consolidated Balance Sheet.

    Based on a comprehensive analysis, the Company estimates that the minimum annual savings that will result from all of the actions described above will be no less than $4.2 million. Accordingly, pro forma adjustments of approximately 75% of this amount, or $3.0 million, are included in the Pro Forma Consolidated Statement of Earnings for the forty weeks ended October 9, 1993 as follows:

                                                       Increase
                                                      (Decrease)
                                                      ----------

         Cost of products sold . . . . . . . . . . . .   $ (2.7)
                                                         ------
            Manufacturing margins. . . . . . . . . . .      2.7
         Other costs and expenses. . . . . . . . . . .
            Selling and administration . . . . . . . .      (.3)
                                                         ------
               Total other costs and expenses. . . . .      (.3)
                                                         ------

         Operating earnings (loss) . . . . . . . . . .   $  3.0
                                                         ======


    The above amounts are based principally on the savings that will be realized from the known reductions of the Malterdingen plant's employment level that have already occurred since September 30, 1993 and that will occur by June 30, 1994. The actual annual savings from all of the restructuring actions completed to date and the additional actions that will be completed in the future are expected to be considerably higher than $4.2 million. However, these additional savings have not been included in the Pro Forma Consolidated Statement of Earnings because the Company cannot accurately and precisely quantify these additional savings at this time.

    In addition to the expected savings from the restructuring of Ferromatik, the Company's existing operations are also expected to benefit from the synergistic opportunities created by the acquisition. These opportunities fall into the general areas of marketing, manufacturing technology, and product development. The Company expects to significantly reduce or eliminate the annual operating losses currently being incurred by its European plastics machinery marketing operation through its integration with the Ferromatik organization. In addition, Ferromatik's worldwide sales and distribution network will be used to expand the markets for the Company's existing plastics machinery products and the Company's computer controls will be utilized in Ferromatik's machines. The Pro Forma Consolidated Statement of Earnings does not give effect to these and other potential earnings improvements from the synergies that are expected to result from the acquisition.

(i) Additional depreciation expense related to the adjustment of the historical value of Ferromatik's property, plant and equipment to reflect fair market value (see note (d) to the Pro Forma
    Consolidated Balance Sheet).

(j) Amortization of the covenant not to compete received from Kloeckner-Werke AG and Kloeckner Ferromatik Desma GmbH in connection with the purchase of Ferromatik on a straight line basis over five years.

(k) Elimination of $3.6 million non-recurring charges for severance and other costs incurred in connection with the restructuring of Ferromatik's operations.

(l) Reduction in Ferromatik's historical interest expense to eliminate interest on debt in excess of the $6.5 million of debt assumed by the Company.

(m) Adjustment to reduce the consolidated provision for income taxes by $.6 million based on the Company's pro forma effective tax rate to reflect the acquisition of Ferromatik and the related financing.

The Pro Forma Consolidated Statement of Earnings for the forty weeks ended October 9, 1993 does not reflect an extraordinary after tax charge of $4.4 million, or $.14 per share, related to the early extinguishment of debt on a charge of $52.1 million, or $1.64 per share, for the cumulative effect of changes in methods of accounting, both of which are included in the Company's historical Consolidated Condensed Statement of Earnings for that period. The acquisition of Ferromatik and the Acquisition Pro Forma Adjustments reflected herein does not change these amounts.

The following Exhibits are included with this Form 8-K/A.

Exhibit                                              Sequential
Number      Description of Exhibit                   Page Number

2.1         Purchase Agreement dated as of                *
            November 2, 1993, between
            Klockner Ferromatik Desma GmbH
            and Klockner-Werke
            Aktiengesellshaft and Cincinnati
            Milacron Inc. (Schedules and
            Exhibits to the Purchase
            Agreement have been omitted
            pursuant to Rule 6.01 (b) (2) of
            Regulation S-K.  Such Schedules
            and Exhibits are listed and
            described in the Purchase
            Agreement.  The Registrant hereby
            agrees to furnish to the
            Securities and Exchange
            Commission, upon its request, any
            or all of such omitted Schedules
            and Exhibits)

2.2         Notarial Deed dated November 8,               *
            1993, between Klockner Ferromatik
            Desma GmbH and Klockner-Werke
            Aktiengesellshaft and Cincinnati
            Milacron Inc.  (including Exhibit 2
            specifying an amendment to Clause
            2.2.2 of the Purchase Agreement)

2.3         Letter Agreement dated as of                  *
            November 8, 1993, between
            Cincinnati Milacron Inc. and
            Klockner Ferromatik Desma GmbH

7.1         Consent of BDO Binder GmbH                    48


99.1        Amendment Number One dated as of              *
            October 26, 1993, to the Amended
            and Restated Revolving Credit
            Agreement dated as of January 28,
            1993, and amended and restated as
            of July 20, 1993, among
            Cincinnati Milacron Inc., the
            Lenders listed therein and Bankers
            Trust Company, as Agent

99.2        Press Release of the Registrant               *
            dated November 2, 1993

99.3        Press Release of the Registrant               *
            dated November 2, 1993




*  Previously filed


                                 SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Cincinnati Milacron Inc.
                              (Registrant)




                              By: /s/ Ronald D. Brown
                                  -------------------
                              Ronald D. Brown
                              Vice President - Finance
                              and Chief Financial Officer




Date:  January 24, 1994
       ----------------


ITEM 7.1   CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the use of our report dated December 10, 1993, relating to the combined financial statements of the Plastics Machinery Division of Klockner Ferromatik Desma GmbH, and to all references to our Firm included in or made a part of the Form 8-K/A (Amendment No. 1) of Cincinnati Milacron Inc. dated January 21, 1994.

Dusseldorf                    BDO Binder GmbH
January 21, 1994              Wirtschaftsprufungsgesellschaft





                               Dr. G. Kaulen                  J. Rolls
                              Wirtschaftsprufer           Certified Public
                                                             Accountant